Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-197203; 333-224483; 333-166891) of First Defiance Financial Corp. of our report dated March 13, 2019 on the consolidated financial statements appearing in the 2018 Form 10-K of United Community Financial Corp., which is incorporated by reference into this Current Report on Form 8-K of First Defiance Financial Corp.

/s/ Crowe LLP

Cleveland, Ohio

January 31, 2020